UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) - February 12, 2025

ONCOR ELECTRIC DELIVERY COMPANY LLC

(Exact name of registrant as specified in its charter)

DELAWARE	333-100240	75-2967830
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1616 Woodall Rodgers Fwy., Dallas, Texas 75202

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code - (214) 486-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Introductory Note – Required Director Changes

The Third Amended and Restated Limited Liability Company Agreement, dated as of March 9, 2018 (the “LLC Agreement”), of Oncor Electric Delivery Company LLC (“Oncor”) provides that the board of directors of Oncor (the “Board”) shall consist of thirteen members, including seven disinterested directors who (i) shall be independent directors in all material respects under the rules of the New York Stock Exchange (“NYSE”) in relation to Sempra or its subsidiaries and affiliated entities and any other entity with a direct or indirect ownership interest in Oncor or Oncor Electric Delivery Holdings Company LLC (“Oncor Holdings”), and (ii) shall have no material relationship with Sempra or its subsidiaries or affiliated entities or any other entity with a direct or indirect ownership interest in Oncor or Oncor Holdings, currently or within the previous ten years.

The LLC Agreement also provides that Oncor Holdings shall, at the direction of its nominating committee (which consists solely of disinterested directors), and subject to the approval of a majority of the disinterested directors of Oncor Holdings, have responsibility for the nomination, renewal of a term, removal or replacement of any disinterested director. Oncor Holdings owns 80.25% of Oncor’s outstanding equity interests and is indirectly wholly-owned by Sempra.

The LLC Agreement further provides that the disinterested directors of Oncor at the time of Sempra’s indirect acquisition of Oncor Holdings on March 9, 2018, who are referred to as the initial disinterested directors, would serve, if willing and able, for a term of three years (subject to continuing to meet the disinterested director requirements). Thereafter, the LLC Agreement requires that two of these initial disinterested directors roll off the Board beginning in March 2021 and continuing every two years until no initial disinterested director remains on the Board, with the nominating committee of Oncor Holdings (subject to approval by a majority of the disinterested directors of the Oncor Holdings board of directors) determining the order of departure of the initial disinterested directors. As a result, two of Oncor’s initial disinterested directors are required to roll off the Board prior to March 9, 2025 and two new disinterested directors are required to be appointed as their successors.

Director Resignations

In connection with the requirement under the LLC Agreement that two initial disinterested directors leave the Board before March 9, 2025, Robert A. Estrada and Printice L. Gary submitted letters of resignation on February 13, 2025, each resigning from the Board effective as of March 8, 2025.

Director Appointments

On February 13, 2025, Oncor Holdings designated each of Mark S. Berg and Debra Hunter Johnson to serve on the Board, effective March 9, 2025, as disinterested directors to fill the vacancies created by the resignations of Messrs. Estrada and Gary. The Oncor Holdings designation was made pursuant to the direction of the Oncor Holdings nominating committee with the approval of a majority of the disinterested directors of Oncor Holdings. Pursuant to the terms of the LLC Agreement, each of Mr. Berg and Ms. Johnson will serve a four year term. Each of Mr. Berg and Ms. Johnson was also designated to serve on the board of directors of Oncor Holdings effective March 9, 2025. As of the date hereof, the Board has not elected Mr. Berg or Ms. Johnson to any Board committees.

As disinterested directors, each of Mr. Berg and Ms. Johnson will receive director fees in accordance with Oncor’s standard disinterested director fee arrangements. The Organization and Compensation Committee of the Board determines director compensation for the disinterested directors on the Board and all director fees are paid quarterly, in arrears. Each disinterested director receives a fee for serving on the Board. For more information on disinterested director fees, see Oncor’s Annual Report on Form 10-K for the year ended December 31, 2023, which was filed on February 27, 2024.

Mr. Berg, 66, is a senior energy industry executive with extensive commercial and operational experience. During his 20-year career with Pioneer Natural Resources (“Pioneer”), an NYSE-listed independent oil and gas exploration and production company, first as Executive Vice President & General Counsel from 2005 to 2014 and then as Executive Vice President, Corporate Operations from 2014 until its merger with ExxonMobil in 2024, he played a key role in transforming the company into a major U.S. shale resource developer. He led the negotiating team for the $65 billion merger with ExxonMobil as well as multiple multibillion-dollar mergers, global divestitures, and cross-border joint ventures. Prior to joining Pioneer, Mr. Berg served from 2002 to 2004 as Senior Vice President, General Counsel & Secretary of Hanover Compressor Company, an NYSE-listed company specializing in natural gas compression and processing, where he instituted disciplined internal controls, resolved an SEC investigation, and settled securities class action litigation. From 1997 to 2002 he served as Executive Vice President & General Counsel of American General Corporation, a Fortune 200 diversified financial services company, and oversaw its $27 billion merger with AIG. From 1990 through 1997 he served as a partner at the law firm Vinson & Elkins LLP, where he focused on M&A and international project development. Mr. Berg currently serves on the board of directors of ProPetro Holding Corp. (NYSE: PUMP), a Permian-based oilfield services company. From 2018 to 2020, he served on the board of directors of HighPoint Resources, an exploration and production company then listed on the NYSE. Mr. Berg also serves as the founding Vice Chairman of the Permian Strategic Partnership, a coalition of Permian Basin energy companies and higher education institutions focused on supporting public education, healthcare, road safety and workforce development in the Permian Basin region.

Ms. Johnson, 64, is the founder, and, since its founding in 2007, has served as the chief executive officer and principal consultant of Reciprocity Consulting Group, a consulting company that provides data-driven strategies to enhance leadership, productivity and teamwork. From 1990 to 2007, Ms. Johnson served in various roles at American Airlines, including vice president of global human resources, associate general counsel, and senior attorney. Prior to working at American Airlines, Ms. Johnson was a staff attorney at Chrysler Motors Corporation from 1988 to 1990 and associate attorney from 1985 to 1987 at the law firm of Patterson, Phifer & Phillips, P.C. Additionally, Ms. Johnson has been a member of UT Southwestern Medical Center’s President’s Advisory Board since 2018, and currently serves as chair. Ms. Johnson also currently serves on the board of directors of various non-profit organizations, including Texas Women’s Foundation and the Dallas Economic Development Corporation.

ITEM 8.01	OTHER EVENTS.

On February 12, 2025, The Bank of New York Mellon Trust Company, N.A., as trustee under Oncor’s Indenture, dated as of August 1, 2002, as supplemented and amended, delivered a notice of redemption on Oncor’s behalf to the holders of Oncor’s outstanding 2.95% Senior Secured Notes due 2025 (the “2025 Notes”). The 2025 Notes mature on April 1, 2025. The notice provides that Oncor will redeem the entire $350 million aggregate principal amount outstanding of the 2025 Notes. The redemption date will be March 14, 2025 (the “Redemption Date”) and the redemption price will be equal to 100% of the principal amount of the 2025 Notes, plus accrued and unpaid interest to, but not including, the Redemption Date. Upon the redemption of the 2025 Notes by Oncor, none of the 2025 Notes will remain outstanding.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCOR ELECTRIC DELIVERY COMPANY LLC

By:	/s/ Kevin R. Fease
Name:	Kevin R. Fease
Title:	Vice President and Treasurer

Dated: February 18, 2025